EXHIBIT 23.1         CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


CONSENT OF INDEPENDENT AUDITORS


Board of Directors
Dalian Capital Group, Inc.
Philadelphia, PA


We hereby consent to the inclusion in the Form 10-SB Registration Statement of our independent auditors' report dated July 31, 2006, on our audit of the financial statements of Dalian Capital Group, Inc. as of June 30, 2006, and for the period from May 31, 2006 (inception) to June 30, 2006.


Malone & Bailey, P.C.
www.malone-bailey.com
Houston, Texas

Dated: August 13, 2006